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                                                                    Exhibit 23.5




                                December 5, 2001




The Cleveland Electric Illuminating Company
Cleveland Electric Financing Trust I
76 South Main Street
Akron, Ohio  44308


                  Re:  Registration Statement On Form S-2
                       ----------------------------------

Dear Ladies and Gentlemen:

         I am Associate General Counsel for The Cleveland Electric Illuminating Company, an Ohio corporation (the "COMPANY"). In connection with the filing by the Company and Cleveland Electric Financing Trust I, a Delaware statutory business trust sponsored by the Company (the "TRUST") with the Securities and Exchange Commission as of the date hereof of Amendment No. 2 to the registration statement on Form S-2 (File Nos. 333-64776 and 333-64776-01), I hereby consent to the use of my name under the caption "Legal Opinions" in the prospectus contained in such registration statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                                           Very truly yours,



                                     /s/ Gary D. Benz
                                    ----------------------------
                                    Gary D. Benz
                                    Associate General Counsel
                                    The Cleveland Electric Illuminating Company